Exhibit 23
Consent of Independent Registered Public Accounting Firm
We have issued our report dated February 26, 2010 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2009 of Rent-A-Center, Inc. and Subsidiaries, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
Dallas, Texas
January 28, 2011